Exhibit 4.6

                                  EXHIBIT A
                                  ---------


                               PROMISSORY NOTE


 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.


 No. 1                                                            $550,000.00

                     DIAL-THRU INTERNATIONAL CORPORATION

                               PROMISSORY NOTE


      Dial-Thru International Corporation, a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

               GCA Strategic Investment Fund Limited

 (the "Holder") and registered assigns, the principal sum of Five Hundred Fifty Thousand Dollars ($550,000.00) or, if less, the principal amount of this Note then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, which shall begin to accrue on the date of this Promissory Note ("Note"), on the Maturity Date, (as hereinafter defined) from the date of this Note until payment in full of the principal sum hereof has been made.

      The interest rate shall be ten percent (10%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Interest shall be paid in cash. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Note will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined).

      This Note is a duly authorized issuance of $550,000.00 aggregate principal amount of Notes of the Company dated as of the date hereof of the Company referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchaser named therein (the "Agreement"). The Agreement contains certain additional agreements among the parties with respect to the terms of this Note, including, without limitation, provisions which (A) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (B) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Note and are incorporated herein by reference. This Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

      The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Note and particulars of this Note held by such holder and of all transfers of this Note. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Notes. The ownership of this Note shall be proven by the Register.

      1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

      2. Covenants. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

      3. Payment of Principal. The Company shall repay the remaining unpaid balance of this Note, plus accrued Interest, on December 23, 2003 (the "Maturity Date"). The Company may, and shall be obligated to, prepay all or a portion of this Note on the terms specified in the Agreement.

      4. Ranking. This Note shall rank pari passu in right of payment to any other indebtedness of the Company outstanding as of the date hereof and senior to any indebtedness incurred by the Company following the date hereof.

      5. Conversion of Note. In the event the Note is not repaid within 10 days of the Maturity Date (a "Payment Default"), this Note shall be exchanged for one of the Company's 6% Convertible Debenture's due November 8, 2004 (the "Debentures") in the aggregate principal amount of the outstanding principal amount of this Note, plus all accrued and unpaid interest, a form of which is attached hereto as Exhibit A.

      The Company agrees and covenants to execute the necessary documentation to exchange this Note upon the Payment Default so that the Common Shares issuable upon conversion of the Debentures that is issued in exchange of this Note will have identical rights and privileges as that of the 6% Convertible Debenture due November 8, 2004, including registration rights.

      6. Miscellaneous. This Note shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Courts of Delaware and of any Delaware state court for purposes of all legal proceedings arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.



                            Signature Page Follows

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

      Dated: July 24, 2003



                          DIAL-THRU INTERNATIONAL CORPORATION

                          By:
                          Name:  _________________________________________
                          Title: _________________________________________

                                 ANNEX A

                            REPAYMENT LEDGER



        Principal  Interest  Principal  New Principal    Issuer      Holder
  Date   Balance     Paid      Paid        Balance      Initials    Initials
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 FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


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 TEL NO:

 FAX NO:

 CONTACT
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 DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


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 TEL NO:

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 CONTACT
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 SPECIAL INSTRUCTIONS: _____________________________________________________